CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               September 30, 2004
                                 Date of Report
                        (Date of Earliest Event Reported)

                         KNIGHTSBRIDGE FINE WINES, INC.
             (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction     (Commission File Number)   (IRS Employer
 of incorporation)                                           Identification No.)


                            One Kirkland Ranch Road,
                             Napa, California 94558
               (Address of principal executive offices (zip code))

                                 (707) 254-9100
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))




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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01: Entry into a Material Definitive Agreement
-----------------------------------------------------

On September 30, 2004, Knightsbridge Fine Wines, Inc., a Nevada corporation, and each of Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP entered an Amended Agreement. Knightsbridge is in default of the following: (i) the Note Purchase Agreement, dated as of May 28, 2004, by and among Knightsbridge, Longview Fund, Longview Equity and Longview International;
(ii) the Convertible Promissory Note No. PN-04-1 dated May 28, 2004, in the principal amount of $250,000 issued by Knightsbridge in favor of Longview Fund;
(iii) the Convertible Promissory Note No. PN-04-2 dated May 28, 2004, in the principal amount of $200,000 issued by Knightsbridge in favor of Longview Equity; and, (iv) the Convertible Promissory Note No. PN-04-3 dated May 28, 2004, in the principal amount of $50,000 issued by Knightsbridge in favor of Longview International. We currently owe to the Purchasers the aggregate principal amount of $500,000, plus interest of $15,875 through September 29, 2004. To cure any event of default or default under the Note Purchase Agreement and the Notes, the parties agreed to amend certain provisions of the Note Purchase Agreement and each of the Notes.

Under the Amended Agreement, the Maturity Date of the Notes is extended for a period of seventy-five (75) days from August 26, 2004 to November 9, 2004. As an inducement to the extension, in addition to the Note Payment Shares, we will issue and deliver to the Purchasers certificates representing an aggregate amount of three hundred thousand (300,000) shares of Knightsbridge common stock, par value $.001 per share. These shares shall be issued to each of the Purchasers in proportion to their original principal amount of each of their Notes. Such Additional Shares shall be deemed Registrable Securities, and the Additional Shares shall be registered with the Securities and Exchange Commission in accordance with the terms, conditions and provisions of the Note Purchase Agreement.

Commencing on September 30, 2004, we shall pay the minimum interest payments on the outstanding principal amount of the Notes on a monthly basis at the end of each month, in the amount of $7,500 until the amended Maturity Date. From the period commencing August 26, 2004 through the Maturity Date, interest on the outstanding principal amount of the Notes shall accrue at the rate of eighteen (18%) percent per annum. In addition, on September 30, 2004 we shall prepay the outstanding principal and interest under the Notes by an amount equal to fifty (50%) percent of the gross proceeds received by us from the sale or collection of any accounts receivable, or from the proceeds of any financing we complete of our inventory or accounts receivables, in an amount agreed to in writing by and among Knightsbridge and each of the Purchasers. Collections from the sale or collection of accounts receivable will be payable to the Purchasers on a monthly basis to a bank account designated by the Purchasers.

We can prepay the Notes at any time, in whole or in part, prior to November 9, 2004, without any prepayment penalty. All partial prepayments of the Notes will be applied first to accrued interest, until all accrued interest has been paid in full, and thereafter all remaining amounts will be applied to the payment of the outstanding principal amount of the Notes.

As security for the performance of our obligations under the Note Purchase Agreement, the Notes, and the Amended Agreement, Mr. Jake Shapiro pledged two hundred and fifty thousand (250,000) shares of Common Stock owned by him to the Purchasers pursuant to a Pledge Agreement dated September 30, 2004 between Mr. Shapiro and each of the Purchasers. Upon foreclosure under the Pledge Agreement,


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the Pledged  Shares  shall be deemed  Registrable  Securities,  and such Pledged
Shares shall be registered with the Securities and Exchange Commission in accordance with the terms, conditions and provisions of the Note Purchase Agreement.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01:  Financial Statements and Exhibits
---------------------------------------------

(c) Exhibits

Exhibit No.               Description
-----------               -----------

10.1          Amendment Agreement by and between Knightsbridge Fine Wines, Inc.,
              Longview  Fund,  LP,   Longview   Equity  Fund,  LP  and  Longview
              International Equity Fund, LP, dated September 30, 2004.

10.2 Pledge Agreement by and between Mr. Shapiro, Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP, dated September 30, 2004.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Knightsbridge Fine Wines, Inc.

                                                /s/ Joel Shapiro
                                                ------------------------------
                                                    Joel Shapiro, CEO